FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          POLYPORE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 43-2049334
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                             13800 South Lakes Drive
                               Charlotte, NC 28273
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so            Name of each exchange on which each
registered:                             class is to be registered:

Common Stock, par value $.01 per share  New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-116236

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
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     The Registrant incorporates herein by reference the sections entitled
"Description of capital stock" and "Management--Term of executive officers and directors" contained in the Prospectus portion of the Registrant's Registration Statement on Form S-1 File No. 333-116236, as filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on June 7, 2004, amended by Amendment No. 1 on July 12, 2004, Amendment No. 2 on July 16, 2004 and Amendment No. 3 on July 30, 2004 and any subsequent amendments thereto.

Item 2.  Exhibits
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     Not applicable.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


POLYPORE INTERNATIONAL, INC.

Date: August 4, 2004


By: /s/ Lynn Amos
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    Name:  Lynn Amos
    Title: Chief Financial Officer, Secretary and Treasurer